Exhibit 21.1

EVERETT SPINCO, INC.

Subsidiaries

Name	Jurisdiction of Organization
Enterprise Services France SAS	France
Beijing Bokai Technology Co., Ltd.	China
China Risk Finance LLC	Delaware
Citymax Integrated Information Systems Ltd	England & Wales
Cleartech Brasil Ltda	Brazil
Enterprise Services Latin America Corporation	Delaware
E IT Services Co. Kazakhstan	Kazakhstan
E.D.S. International Limited	England and Wales
EDS (New Zealand) Pensions Limited	New Zealand
EDS Electronic Data Systems (Thailand) Co. Ltd.	Thailand
EDS Finance	Cayman Islands
EDS Finance Ltd	England and Wales
EDS Finance Partnership (Canada) L.P.	Canada
EDS Finance Partnership (Cayman) LP	Cayman Islands
EDS Global Contracts, LLC	Delaware
EDS Mexicana S. de R.L. de C.V.	Mexico
EDS Trustee Ltd.	England and Wales
EDS World Corporation (Netherlands) LLC	United States Delaware
EHRO Holding Company	United States Delaware
EIT Services Taiwan Co. Ltd.	Taiwan
Electronic Data Systems (Egypt) SAE	Egypt
Ent Services Bel LLC	Belarus
Ent. Services Australia Pty Ltd	Australia
Ent. Services CentroAmerica CAC, Ltda.	Costa Rica
Ent. Services Development Corporation LP	Texas
Ent. Services Zagreb d.o.o.	Croatia
Enterprise Brasil Participações Ltda.	Brazil
Enterprise IT Services Middle East FZ-LLC	United Arab Emirates
Enterprise Services (Thailand) Limited	Thailand
Enterprise Services Argentina S.R.L	Argentina
Enterprise Services Belgium BVBA	Belgium
Enterprise Services Bermuda Holding LLC	Delaware
Enterprise Services Brazil Holdings LLC	Delaware
Enterprise Services Bulgaria EOOD	Bulgaria
Enterprise Services Caribe LLC	Puerto Rico
Enterprise Services Chile Comercial Limitada	Chile
Enterprise Services CIT LLC	Delaware
Enterprise Services Colombia S.A.S.	Colombia
Enterprise Services Corporación Ven C.C.A	Venezuela

Enterprise Services DC Holdings LLC	Delaware
Enterprise Services Delaware LLC	Delaware
Enterprise Services Delivery Center Tunisie S.A.R.L.	Tunisia
Enterprise Services Denmark ApS	Denmark
Enterprise Services Doha for Information Technology Consultancy LLC	Qatar
Enterprise Services Finland Oy	Finland
Enterprise Services International Trade B.V.	Netherlands
Enterprise Services Japan, Ltd.	Japan
Enterprise Services Korea, Ltd.	South Korea
Enterprise Services Luxembourg S.à r.l.	Luxembourg
Enterprise Services Maroc SARL	Morocco
Enterprise Services Nederland B.V.	Netherlands
Enterprise Services New Ireland II LLC	Delaware
Enterprise Services New Ireland LLC	Delaware
Enterprise Services New Zealand	New Zealand
Enterprise Services New Zealand Holdings Pty Ltd.	Australia
Enterprise Services Norge AS	Norway
Enterprise Services Perú, S.R.L.	Peru
Enterprise Services Polska sp. z o.o.	Poland
Enterprise Services Servicios Profesionales, S. de R.L. de C.V.	Mexico
Enterprise Services South Africa Proprietary Limited	South Africa
Enterprise Services Sverige AB	Sweden
Enterprise Services Tunisie S.A.R.L.	Tunisia
Enterprise Services World Trade LLC	Delaware
EntServ Turkey Teknoloji Çözümleri Limited Şirketi	Turkey
EntServ Deutschland GmbH	Germany
Entserv East Africa Limited	Kenya
EntServ Enterprise Services Austria GmbH	Austria
Entserv Enterprise Services Mexico S. de R.L. de C.V.	Mexico
EntServ International Sàrl	Switzerland
EntServ International Sàrl LLC	Puerto Rico
Entserv Israel Ltd.	Israel
Entserv Nigeria, Limited	Nigeria
EntServ Philippines, Inc.	Philippines
EntServ Schweiz GmbH	Switzerland
ES Berlin B.V.	Netherlands
ES Capital Co	Cayman Islands
ES Caribe y Andina B.V.	Netherlands
ES Caribe y Andina B.V.	Trinidad and Tobago
ES Centaurus B.V.	Netherlands
ES Eastern Holding B.V.	Netherlands
ES Field Delivery Belgium BVBA	Belgium
ES Field Delivery Deutschland GmbH	Germany
ES Field Delivery Holding B.V.	Netherlands

ES Field Delivery Ireland Ltd.	Ireland
ES FIELD DELIVERY ITALIA S.R.L.	Italy
ES Field Delivery Luxembourg Sarl	Luxembourg
ES Field Delivery Nederland B.V.	Netherlands
ES FIELD DELIVERY PORTUGAL, UNIPESSOAL, LDA.	Portugal
ES Field Delivery Spain, S.L.U.	Spain
ES Field Delivery UK Limited	England and Wales
ES Finance B.V.	Netherlands
ES Gatriam Holding B.V.	Netherlands
ES Globalsoft HoldCo B.V.	Netherlands
ES Hague B.V.	Netherlands
ES Hague II B.V.	Netherlands
ES HoldCo B.V.	Netherlands
ES Immobilien GmbH	Germany
ES Investment Co	Cayman Islands
ES Japan HoldCo B.V.	Netherlands
ES Japan Systems HoldCo B.V.	Netherlands
ES SHARED SERVICE CENTER S.p.A.	Italy
ES Sinope Holding B.V.	Netherlands
ES Situla Holding B.V.	Netherlands
ES Taiwan HoldCo	Netherlands
Everett SpinCo, Inc.	Delaware
Global EntServ Solutions Galway Limited	Ireland
Global EntServ Solutions Ireland Limited	Ireland
Guizhou Hewlett Packard Enterprise Co., Ltd.	China
Enterprise Services d.o.o. Beograd	Serbia
Enterprise Services Defence and Security UK Limited	England and Wales
Enterprise Services Information Security UK Limited	England and Wales
Bokai Enterprise Services (Wuhan) Co., Ltd.	China
Enterprise Services	Delaware
EntServ UK Limited	England and Wales
ESIT Canada Enterprise Services Co./ESIT Canada Services Aux Enterprises Cie	Canada
EntServ (Mauritius) Limited	Mauritius
Hewlett-Packard (Romania) SRL	Romania
Enterprise Services Administrative Services LLC	Delaware
Enterprise Services (AP) Limited	Hong Kong
Hewlett-Packard AP (Hong Kong) Limited, Philippines Regional Operating Headquarters	Philippines
ES Brielle B.V.	Netherlands
Enterprise Services Communications LLC	Delaware
Hewlett-Packard Consultoría y Aplicaciones España, S.L.	Spain
EntServ Costa Rica, Limitada	Costa Rica
EIT Services India Private Limited	England and Wales
BT Operaciones de México, S. de R.L. de C.V.	Mexico
Enterprise Services Magyarország Kft	Hungary

Entserv Malaysia Sdn. Bhd.	Malaysia
Hewlett-Packard Outsourcing España, S.L.	Spain
Enterprise Services Panama, S. de R.L.	Panama
Hewlett-Packard Procesos de Negocio España, S.L.	Spain
Enterprise Services Brasil Serviços de Tecnologia Ltda	Brazil
Enterprise Services Slovakia s.r.o.	Slovakia
Enterprise Services State and Local Inc.	Illinois
ESIT Advanced Solutions Inc.	Canada
EIT Services France SAS	France
Enterprise Services Asia Pacific Corporation	Nevada
Enterprise Services (Hong Kong) Limited	Hong Kong
HP Enterprise Services Portugal Lda.	Portugal
Enterprise Services Plano LLC	Delaware
E Services Singapore Pte. Ltd	Singapore
Enterprise Services World Corporation	Nevada
HP-CDG IT Services Morocco (JV entity)	Morocco
Enterprise Services Energy Italia S.r.l.	Italy
Enterprise Tech Partners Italia S.r.l.	Italy
Enterprise Services Italia S.r.l.	Italy
EntServ OMS Israel Ltd	Israel
Integradora de Servicios Central, S.A. de C.V. (JV 48.9%)	Mexico
Integradora de Servicios S.A. de C.V. (ISSA) (JV 50%)	Mexico
IT Corporate Solutions Spain, S.L.U.	Spain
IT Enterprise Services Czechia, s.r.o.	Czech Republic
Japan Systems Company Limited	Japan
Legacy Association	Texas
Limited Liability Company “Enterprise Services Ukraine”.	Ukraine
Line4 Inc.	California
NHIC, Corp.	Texas
PT EIT Services Indonesia	Indonesia
SafeGuard Services LLC	Delaware
ES Field Delivery France SAS	France
Spiritguide	England and Wales
Spiritmodel	England and Wales
TechBusiness Operaciones México, S. de R.L. de C.V.	Mexico
UAB ES Hague Lietuva	Lithuania
Wendover Financial Services Corporation	North Carolina
Ent. Services Hellas EPE	Greece
LIMITED LIABILITY COMPANY ENTERPRISE SERVICES	Russian Federation
ES Caribe Y Andina B.V. Sucursal Uruguay	Uruguay
ES Russia HoldCo II B.V.	Netherlands
ES Canada HoldCo LLC	Delaware
ES French HoldCo B.V	Netherlands
ES Russia HoldCo B.V.	Netherlands

High Tech Services Insurance Limited	Bermuda
New Everett Merger Sub Inc.	Nevada
ES Alps HoldCo B.V.	Netherlands

5